UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 24, 2010

SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100
Bothell, WA 98011
(Address of principal executive offices)

(425) 368-1050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

SCOLR Pharma, Inc., a Delaware corporation (the “Company”) terminated its License Agreement (the “Agreement”) dated as of November 20, 2009 with Chrono Nutraceuticals LLC, a newly formed Arizona limited liability company (“Chrono”) effective as of March 24, 2010.  Pursuant to the Agreement, the Company had granted Chrono an exclusive license to manufacture and sell four extended release dietary supplements in Canada using the Company’s proprietary CDT® drug delivery platform, and two of such products in the United States on a non-exclusive basis.  Under the terms of the Agreement, Chrono paid the Company an initial fee of $25,000 and agreed to pay an additional $87,500 on January 31, 2010.  Chrono failed to deliver this additional payment.  The Company has reserved its rights with respect to the owed amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.
Dated: March 24, 2010	By:	/s/ Richard M. Levy
Chief Financial Officer